UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

APEX GLOBAL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18640	95-4182437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908‑9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.02 per share	APEX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03  Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference

Item 5.03  Amendments to Article of Incorporation or Bylaws.

On August 31, 2020, Apex Global Brands Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a one-for-ten (1:10) reverse split of the Company’s outstanding common stock, par value $0.02 per share (the “Reverse Stock Split”) with a delayed effective date of September 2, 2020.  The Reverse Stock Split reduces the number of the Company’s outstanding shares of common stock from approximately 5.6 million shares to approximately 0.6 million shares.  The par value and the number of authorized shares of common stock will not be affected by the Reverse Stock Split.  No fractional shares of common stock will be issued in connection with the Reverse Stock Split.  Instead, the Company will pay cash to any stockholder who would be entitled to fractional shares as a result of the Reverse Stock Split equal to such fraction multiplied by the most recent closing price per share of the common stock as reported on the Nasdaq Capital Market as of the Effective Time, as adjusted to reflect the Reverse Stock Split. The Reverse Stock Split will become effective at 12:01 a.m. Eastern time on September 2, 2020 and the common stock will begin trading on The Nasdaq Capital Market on a split-adjusted basis at market open on September 2, 2020.  In connection with the Reverse Stock Split, the CUSIP number for the common stock has been changed to 03755M300.

A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On August 31, 2020, we held a special meeting of stockholders (the “Special Meeting”).  As of July 30, 2020, the record date for the Special Meeting, there were 5,629,078 shares of our common stock issued and outstanding and entitled to vote on the proposals presented at the Special Meeting.  A total of 4,123,543 shares of our common stock, which constituted a quorum, were present in person or represented by proxy at the Special Meeting.  Set forth below are the final voting results for each of the proposals submitted to our stockholders for approval at the Special Meeting.

Proposal 1.  Our stockholders approved an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 10,000,000 to 25,000,000 shares. The results of the voting on Proposal 1 were as follows:

Votes For	Votes Against	Votes Abstained
3,686,887	433,785	2,871

Proposal 2.  Our stockholders approved an amendment to our Restated Certificate of Incorporation to effect, if and when and at such ratio as may be determined by our Board of Directors, a reverse split of our authorized common stock and issued and outstanding common stock at any time on or before December 31, 2020 at a ratio between one-for-five and one-for-fifteen.  The results of the voting on Proposal 2 were as follows:

Votes For	Votes Against	Votes Abstained
3,755,934	362,082	5,527

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

NumberDescription

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Apex Global Brands Inc. dated August 31, 2020.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX GLOBAL BRANDS INC.

August 31, 2020	By:	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer

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